UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2016, the Board of Directors of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") appointed Javier F. Bitar, age 54, to serve as the Registrant's Chief Financial Officer and Treasurer. In connection with Mr. Bitar's appointment, Joseph E. Miller, who has served as the Registrant's Chief Financial Officer since its formation in 2013, resigned as the Registrant's Chief Financial Officer, effective June 15, 2016. Mr. Miller's resignation will allow him more time to focus on his responsibilities as Chief Financial Officer of Griffin Capital Corporation, the Registrant's sponsor, and other Griffin Capital Corporation initiatives.
In addition to serving as the Registrant's Chief Financial Officer and Treasurer, on June 15, 2016, Mr. Bitar was also appointed as Chief Financial Officer and Treasurer of Griffin Capital Essential Asset REIT, Inc., a publicly-registered non-traded REIT sponsored by Griffin Capital Corporation. Mr. Bitar has over 31 years of commercial real estate related accounting and financial experience, including over 17 years of management-level experience. Prior to joining Griffin Capital Corporation, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company's real estate investment and development portfolio. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
There is no arrangement or understanding between Mr. Bitar and any other person pursuant to which he was appointed as Chief Financial Officer and Treasurer of the Registrant. There have been no transactions and are no currently proposed transactions to which the Registrant or any of its subsidiaries was or is a party in which Mr. Bitar has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Bitar and any director or other executive officer of the Registrant.
Item 5.07    Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting of Stockholders of the Registrant held on June 15, 2016 (the "2016 Annual Meeting"), the following directors were each elected to serve as a director until the 2017 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

	Votes For:	Votes Withheld:	Broker Non-Votes:
Kevin A. Shields	17,344,568	359,162	1,893,400
Michael J. Escalante	17,351,034	352,696	1,893,400
Samuel Tang	17,344,076	359,654	1,893,400
Kathleen S. Briscoe	17,348,354	355,376	1,893,400
J. Grayson Sanders	17,324,344	379,385	1,893,400

At the 2016 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	19,085,316	115,325	396,489

Item 8.01.    Other Events
Acquisition of Nike Property
On June 16, 2016, the Registrant acquired a four building, Class "B" office campus, consisting of three one-story buildings and one two-story building comprising approximately 266,840 net rentable square feet on a 22.93 acre site located in Hillsboro, Oregon (the "Nike property"). The Nike property is leased in its entirety to Nike, Inc. ("Nike"). The purchase price for the Nike property was $45.5 million, plus closing costs. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with proceeds from the Registrant's public offering. The Registrant's advisor earned approximately $1.8 million in acquisition fees (including the Contingent Advisor Payment, as such term is defined in the Registrant's advisory agreement, as amended) in connection with the acquisition of the Nike property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.4 million in connection with the acquisition of the Nike property, approximately $0.2 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.2 million of which were paid to unaffiliated third parties.
Nike was incorporated in 1967 (founded in 1964 as Blue Ribbon Sports) and designs, develops, and sells athletic footwear, apparel, equipment, accessories, and services. Nike is the largest seller of athletic footwear and apparel in the world and operates additional brands, which include Jordan, Hurley, and Converse. Nike (NYSE:NKE) is currently rated 'AA-' by Standard and Poor's, 'A-1' by Moody's, and 'AA' by Egan-Jones Rating Company, ranked #106 on the 2015 Fortune 500 list, and is one of only 30 companies comprising the Dow Jones Industrial Average (DJIA).
The Nike property is located in Hillsboro, Oregon, approximately 13 miles west of Portland and 5 miles northwest of Nike's World Headquarters Campus in Beaverton, Oregon. Nike utilizes the property as a technology campus, housing employees focused on a variety of technology-related functions. In addition, since taking occupancy in 2008, Nike has invested significant capital towards improvements to the property. The Registrant believes the Nike property is a business essential facility to Nike's overall operations due to the technology functions performed therein, Nike's long term commitment to the area as evidenced by its close proximity to its World Headquarters Campus, and Nike's substantial investments towards redesigning and renovating the property.
The Nike lease, as amended, is a triple-net lease with a remaining term of 4.6 years upon the Registrant's acquisition, expiring in December 2020. The forward 12-months' rent is approximately $2.8 million, with a rental rate increase effective January 2018 of 12.5% pursuant to a capped market rental rate adjustment. The Nike lease also includes one three-year renewal option at 95% of market rent for comparable properties, but in no event less than 105% or greater than 115% of the base rent in the year immediately preceding the option term.
The going-in capitalization rate for the Nike property is approximately 6.21%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from Nike including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that Nike will perform its obligations under its lease agreements during the next 12 months.
Griffin Capital Asset Property Management II, LLC will be responsible for managing the Nike property and will be paid management fees in an amount of 3.0% of the gross monthly revenues collected from the Nike property. Griffin Capital Asset Property Management II, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay the third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.

Amendment to Share Redemption Program
On June 15, 2016, the Board of Directors of the Registrant amended the Registrant's share redemption program (i) to provide that the redemption amount (i.e., the amount that will be multiplied by the applicable redemption percentage depending on the length of time the shares were held) under the program will be the lesser of the purchase price and the net asset value of the shares (after net asset value is determined) and (ii) to make certain other clarifying changes regarding disability related redemptions.  This Current Report on Form 8-K serves as the 30 days' notice of an amendment per the terms of the share redemption program.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: June 21, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary